Exhibit 10.2

NON-COMPETE, NON-DISCLOSURE, NON-SOLICITATION AND NON-HIRE AGREEMENT

This is an Agreement between Felipe A. Athayde (“You”) and Regis Corporation (“Regis” or “Company”).  The Agreement is effective on September 4, 2020 (“Effective Date”).

In consideration of the employment opportunity provided by Regis on or about September 4, 2020, you, intending to be legally bound, agree to the following:

1.
Term of Agreement. This Agreement is effective on the Effective Date, and will remain in effect throughout your employment with Regis and for a period of twelve (12) months thereafter. The obligation not to disclose set forth in Section 3 will continue indefinitely.

2.
Limitations of this Agreement. This Agreement is not a contract of employment. Neither you nor Regis are obligated to any specific term of employment. This Agreement is limited to the subject matter of covenants not to compete, hire, or solicit as described in this Agreement.

3.
Non-Disclosure of Trade Secrets and Confidential Information. You acknowledge that, in the performance of your duties, you have and will receive confidential and valuable business information, including but not limited to business and marketing plans, finances, trade practices, accounting methods, methods of operation, business practices and methods, profit margins, costs, customer and commercial relationships, customer lists and information, company manuals, personnel records or any other data Regis considers to be confidential information. You agree that, at any time during or after the term of your employment with Regis, you will not divulge, disclose, reveal or communicate to any business entity or other person (with the exception of the Securities and Exchange Commission or the Company) such information or trade secrets or other valuable information you may obtain during your employment concerning any matters affecting or relating to Regis’ business as long as such information is not publicly available. You also agree that upon termination of employment with Regis or sooner (if it is required by Regis in writing), you will return to Regis all original and copies of any document or materials of any kind (including those in electronic formats) acquired or coming to your knowledge and custody in connection with your employment with Regis, whether prepared by you, Regis, or others.

4.
Covenant Not to Compete. You agree that at no time during the term of your employment with Regis will you engage in any business activity which is competitive with Regis nor work for any company which competes with Regis in the beauty salon industry. Nothing in this agreement prohibits you from working for a current Regis franchisee or becoming a Regis franchisee as Regis does not consider its franchisees to be competitors.

For a period of twelve (12) months immediately following the termination of your employment (regardless of the reason for termination) you agree that within the United States, you will not, directly or indirectly, for you or on behalf of any other, as an individual on your account, or as an employee, agent or representative of any person, partnership, firm, corporation, or other entity or as a member of any partnership, or as an officer, employee or shareholder of any corporation, or otherwise:

a	solicit, divert, do business with, or take away any of the customers or franchisees of Regis;

b	enter into endeavors that are competitive with the business or operations of Regis in the beauty industry;

c
own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer , employee, director, partner, member, stockholder (except for passive investments of not more than a one percent (1%) interest in the securities of a publicly held corporation regularly traded on a national securities exchange or in an over-the-counter securities market) consultant, independent contractor, or otherwise, any individual, partnership, firm, corporation or other business organization  or entity that engages in a business which competes with the business or operations of Regis in the beauty industry.

5.
Non-solicitation and non-hire. During the term of your employment, and for a period of twelve (12) months immediately thereafter, you agree you will not, in any way, directly or indirectly, induce or attempt to induce any employee that reports to you, either directly or indirectly, to leave Regis’ employ, you will not otherwise interfere with or disrupt Regis’ relationship with employees and you will not solicit, assist in the solicitation of, entice, take away, divert or employ any person employed by Regis. You also agree that for a period of twelve (12) months after your employment, you will not hire anyone that, within the twelve (12) months prior to the termination of your employment, directly or indirectly, reported to you while you worked at Regis.

6.
Injunctive Relief. You hereby acknowledge: (1) that Regis will suffer irreparable harm if you breach your obligations under this Agreement; and (2) that monetary damages will be inadequate to compensate Regis for such a breach. Therefore, if you breach any of such provisions, then Regis shall be entitled to injunctive relief, in addition to any other remedies at law or equity, to enforce such provisions.

You further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or equitable relief. In the event of a breach of any of the provisions contained in this section, you and Regis intend that Regis will have the full benefits of the post-termination restrictions contained in Paragraphs 4 and 5 of this section and agree that in any action for specific performance of other equitable relief, Regis shall be entitled to an extension of time of the post-termination restrictions contained in Paragraphs 4 and 5 if necessary to achieve that result.

7.
Acknowledgement. You and the Company each acknowledge and agree that nothing in this Agreement shall be applied to limit or interfere with your right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency. For purposes of this Agreement, “Government Agency” means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission.  You understands that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) in court proceedings if you file a lawsuit for retaliation by an employer for reporting a suspected violation of law, or to your attorney in such lawsuit, provided that you must file any document containing the trade secret under seal, and you may not disclose the trade secret, except pursuant to court order.  However, you are not authorized to make any disclosures as to which the Company may assert protection from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of the Company’s General Counsel or another authorized officer designated by the Company.

8.
Attorneys’ Fees. The Company will be entitled to receive from you reimbursement for reasonable attorneys’ fees and expenses it incurs in successfully enforcing this Agreement to final judgment (including appeals) and you shall be entitled to receive from the Company reasonable attorneys’ fees and expenses you incur in the event the Company is found to not be entitled to enforcement of this Agreement.

9.
Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including any party with which the Company may merge or consolidate or to which it may transfer substantially all of its assets. As used in the Agreement, the term “successor” shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the capital stock or assets of the Company.

10.
Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provisions to the extent enforceable shall nevertheless be binding and enforceable.

11.
Modifications. The parties hereby authorize any court of other tribunal of competent jurisdiction to modify any provision(s) held to be invalid or unenforceable to the extent necessary to permit such provision(s) to be legally enforced to the maximum extent permissible and to then enforce the provision(s) as modified.

12.
Prior Understandings. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement. The Agreement supersedes all prior understanding,  agreements, or representations.

13.
Waiver. Any waiver of a default under this Agreement must be made in writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be constructed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.

14.
Jurisdiction and Venue. This Agreement is to be construed pursuant to the laws of the State of Minnesota.  You agree to submit to the jurisdiction and venue of any court of competent jurisdiction in Hennepin County, Minnesota without regard to conflict of laws provisions, for any claim arising out of this Agreement.

Dated:	September 4	, 2020	REGIS CORPORATION

			By	/s/ Amanda P. Rusin

			Title:	SVP, General Counsel and Corporate Secretary

By your signature below you acknowledge that you have read and understand the foregoing Agreement, that you agree to comply with all of the terms of the Agreement, and that you have received a copy of the Agreement.

Dated:	September 4	,2020	/s/ Felipe A. Athayde
Felipe A. Athayde